Exhibit 26 (g) ii. a. 3.

AMENDMENT 4 to the

AUTOMATIC YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Reinsurer Treaty ID:

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / SL14-2009 (added 1/1/09)

This Amendment is effective beginning August 1, 2008 (the “Amendment Effective Date”). The applicable sections of the above-referenced Agreement are hereby changed as follows to correct the rates in the 2001 VBT premium rate table shown in Schedule E of this Agreement to             . The rates were previously reflected             . The Ceding Company has been paying to the Reinsurer, the              from inception of the Agreement.

1.	Schedule E – Reinsurance Premium Rates:

Schedule E is hereby replaced with the attached Schedule E – Reinsurance Premium Rates (pages 3-4).

2.	2001 VBT Sex and Smoker Distinct Select and Ultimate Table: This table is hereby replaced with the attached 2001 VBT Sex and Smoker Distinct Select and Ultimate Table (pages 5-20).

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/20/11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/20/11
Peter G. Ferris
Second Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/20/11
Peter G. Ferris
Second Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Mark Costello	Date:	October 6, 2011
Print name: Mark Costello
Title: VP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A Webb	Date:	10/6/11
Print name: Melinda Webb
Title: Second VP, Treaty

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SCHEDULE E: REINSURANCE PREMIUM RATES

Premiums for Standard Risks (Currency – U.S. Dollars)

             on New Business as defined in Schedule A—Accepted Coverages. The premium rates             :

Single Life Five Class

Issue Ages

Risk Class	Male	Female

[tables deleted]

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SCHEDULE E: REINSURANCE PREMIUM RATES

(Continued)

The premium shall be             .

Reinsurance premium and coverage             .

All policies issued at issue age             .

Premium Rates for Table Rated Risks

For life insurance on a risk classified as substandard which is assigned a table rating, the reinsurance premium rates per thousand shall be the premium rates specified above in the section titled Premiums for Standard Risks increased by         % per table. (For example, the premium rate for a Table 4, or D, risk would be         % of the standard premium rate).

Premium Rates for Risks with Flat Extras

For a risk assigned a flat extra premium, the reinsurance premium rates per thousand of net amount at risk shall be the premium rates for the appropriate risk class specified above in Premiums for Standard Risks increased by the following percentages of the flat extra premiums applicable to the initial face amount reinsured:

(1)	% of the first policy year and % for renewal years if the extra premium is payable for more than five (5) years;

(2)	% for all policy years if the extra premium is payable for five (5) years or less.

Policy Fees: No policy fees shall be paid under this Agreement.

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Male Nonsmoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

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Male Smoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Male Smoker 2001 Valuation Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

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Male Smoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Male Smoker 2001 Valuation Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

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Female Non Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Female Non Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

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Female Non Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Female Non Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

[page break]

Female Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 1-14

[table deleted]

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Female Smoker 2001 VBT Basic Table

Issue Age 0-51, Policy Years 15-25

[table deleted]

[page break]

Female Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 1-14

[table deleted]

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Female Smoker 2001 VBT Basic Table

Issue Age 52-99, Policy Years 15-25

[table deleted]

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AMENDMENT to

ALL REINSURANCE AGREEMENTS

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY

(hereinafter the “Reinsurer”)

Effective August 1, 2011, (the “Amendment Effective Date”), the corporate retention of the Ceding Company will be revised per the attached retention schedule.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-7-11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-7-11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10-7-11
Peter G. Ferris
Second Vice President & Actuary

[page break]

Retention Limits Eff. 8/1/11

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Mark Costello	Date:	September 30, 2011
Print name: Mark Costello
Title: VP & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Melinda A Webb	Date:	10/5/11
Print name: Melinda Webb
Title: Second VP, Treaty

[page break]

RETENTION LIMITS

[table deleted]

Effective 8/1/11